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                             [ARTHUR ANDERSEN LLP]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



                                  SALOMON INC


               AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT



                                  SALOMON INC


                                  COMMON STOCK


                           Par Value $1.00 per share



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 6, 1996 incorporated by reference in Salomon Inc's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.



                                          /s/  ARTHUR ANDERSEN LLP



                                             ARTHUR ANDERSEN LLP



New York, New York


November 8, 1996